                    Manufacturing Services Letter Agreement

                                                                   EXHIBIT 10.24

                                                         [LOGO OF JABIL CIRCUIT]

Redback Networks, Incorporated
1195 Borregas Avenue
Sunnyvale, California  94089

        Re: Jabil Circuit, Inc. Manufacturing Services

Dear Marty Di Pietro:

     This letter ("Letter Agreement"), dated as of September 14, 2000 ("Effective Date"), sets forth the terms under which Jabil Circuit, Inc. ("Jabil") will provide to Redback Networks, Inc. ("Redback") those manufacturing services specifically identified in Schedule 1 hereto ("Manufacturing Services"). Redback and Jabil are referred to herein as "Party" or "Parties". Jabil and Redback have agreed that the terms and conditions set forth in this Letter Agreement shall control and govern our Manufacturing Services relationship prior to the execution of a more detailed and definitive Manufacturing Services Agreement, and that any prior agreements executed, discussions had or negotiations engaged in, between the Parties before the Effective Date shall have no force or effect with regard to the Manufacturing Services except that Redback shall remain liable to pay Jabil the price of all work performed by Jabil thereunder. Pre-printed language on each Party's forms, including purchase orders, shall not constitute part of this Letter Agreement and shall be deemed unenforceable. Notwithstanding the foregoing, the terms and conditions of any Design Services Letter Agreement or Design Services Agreement executed by the Parties shall control and govern the design services relationship of the Parties unless the Parties specifically intend to superCede the same and so indicate in writing.

1. Manufacturing Services. Jabil will use commercially reasonable efforts to perform the Manufacturing Services in conformity with the Statement of Work ("SOW") set forth in Schedule 1 hereto, as amended or modified in writing from time to time by mutual agreement between the Parties.

2. Payment and Acceptance. Redback shall pay Jabil all amounts when due, including all Non-Recurring Engineering Costs ("NRE Costs"), that Jabil may incur in the performance of the Manufacturing Services. Redback shall pay Jabil all undisputed invoiced amounts within thirty (30) days from the date of Jabil's invoice therefor. Redback may only dispute an invoice provided that Redback notifies Jabil in writing, within three (3) business days after the date of receipt, that the invoice contains a material error that impedes payment thereof. Such notification shall identify the alleged error in the invoice, a justification for considering this error material, together with any supporting documentation. Redback will remain liable and will issue payment without delay in accordance to this Section for any undisputed portions or amounts in the invoice. In the event of cancellation, expiration or termination of this Letter Agreement for any reason, Redback shall remain liable for all fees, costs of material and expenses incurred by Jabil as set forth herein up to and including the date of such cancellation, expiration or termination.

     Redback will be deemed to have accepted any Product (as defined in Section 4 below) prepared as part of the Manufacturing Services unless, within ten (10) days following Jabil's delivery of such Product, Redback provides a detailed written notice, as referenced in Section 15 herein, setting forth the manner in which such Product - fails to comply with the SOW.

3. Build Schedule Forecasts. Within ten (10) business days following the execution of this Letter Agreement, Redback shall provide Jabil with a monthly forecast, in writing, of quantity requirements of each Product (as defined in Section 4 below) that Redback anticipates requiring during the next twelve (12) month period ("Build Schedule Forecast"). The Build Schedule Forecast shall be updated by Redback in writing, on at least a monthly basis. Any rescheduling or cancellation of the orders set forth in a Build Schedule Forecast shall be subject to the terms set forth in
     Schedule 2 hereto, Rescheduled Delivery, Cancellation of Orders and Letter Agreement Expiration and Termination Charges.

4. Product Manufacture. Jabil will manufacture the products as more particularly described in Schedule 1 hereto including any updates, renewals, modifications or amendments thereto (the "Product") in accordance with the specifications set forth

JBL993                                  Manufacturing Services Letter Agreement
     in Schedule 1 and otherwise supplied and/or approved by Redback ("Specifications") and any build schedule approved by Jabil ("Build Schedule"). Jabil will reply to each proposed Build Schedule that is submitted in accordance with the terms of this Letter Agreement by notifying Redback of its acceptance or rejection within five (5) business days of receipt of any proposed Build Schedule. In the event of Jabil's rejection of a proposed Build Schedule, Jabil's notice of rejection will specify the basis for such rejection. Jabil will test all Product according to the testing specifications, standards, procedures and parameters set forth in Schedule 1 and otherwise supplied and/or approved by Redback ("Test Procedures") and will package and ship the Product in accordance with the packaging and shipping specifications set forth in Schedule 1 and otherwise supplied and/or approved by Redback ("Packaging and Shipping Specifications"). Redback shall be solely responsible for the sufficiency and adequacy of the Specifications, Packaging and Shipping Specifications and Test Procedures and shall hold Jabil harmless for any claim arising therefrom.

5.   Materials Procurement. Jabil will use reasonable commercial efforts to
     ---------------------
     procure components, per Redback's approved vendor list, necessary to fulfill mutually agreed upon Build Schedules. Redback shall be responsible for the performance of suppliers and quality of the components.

6.   Jabil Warranty, Exclusive Remedy and Limitation of Damages. Jabil warrants
     ----------------------------------------------------------
     (a) that it will manufacture the Product in accordance with Jabil Workmanship Standards, and (b) that at the time of manufacture, the Product will conform, in all material respects to the Specifications. The above warranty shall remain in effect for a period of one year from the date any Product is initially delivered to Redback or to Redback's designated carrier ("Warranty Period"). This warranty is extended to, and may only be enforced by, Redback.

     In accordance with Jabil's standard return material authorization process and procedure ("RMA"), Jabil will either repair or replace, in its sole discretion, any Product that contains a defect caused by a breach of the warranty set forth in this Section 6 provided that the Product is received within thirty (30) days following the end of any applicable Warranty Period ("RMA Product"). If Redback desires to return a Product based on a claim of breach of the warranty set forth in this Section 6, Redback shall request an RMA number from Jabil. Redback shall then consign the alleged defective Product, to Jabil's designated repair facility at Redback's risk and expense, and specify the Jabil assigned RMA number. Jabil will analyze any such RMA Product and, if a breach of warranty is found ("Defect"), then Jabil will repair or replace the RMA Product within twenty (20) business days of receipt by Jabil of the RMA Product and all required associated documentation. In the event a Defect is found, Jabil will reimburse Redback for the reasonable cost of transporting the RMA Product to Jabil's designated repair facility and Jabil will deliver the repaired RMA Product or its replacement, to Redback's designated destination at Jabil's risk and expense. If no such Defect is found, Redback shall reimburse Jabil for all fees, costs and expenses incurred to analyze and, if requested by Redback, repair or replace the non-Defective RMA Product and Redback shall bear responsibility for all transportation costs to and from Jabil's designated repair facility.

     THE FOREGOING SHALL CONSTITUTE REDBACK'S SOLE AND EXCLUSIVE REMEDY FOR A BREACH OF THE WARRANTY MADE BY JABIL HEREIN OR ANY OTHER OBLIGATION OF JABIL HEREUNDER. THE WARRANTY SET FORTH IN THIS SECTION 6 IS IN LIEU OF, AND JABIL EXPRESSLY DISCLAIMS, AND REDBACK EXPRESSLY WAIVES, ALL OTHER WARRANTIES AND REPRESENTATIONS OF ANY KIND WHATSOEVER WHETHER EXPRESS, IMPLIED, STATUTORY, ARISING BY COURSE OF DEALING OR PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR INFRINGEMENT OR MISAPPROPRIATION OF ANY RIGHT, TITLE OR INTEREST OF REDBACK OR ANY THIRD PARTY. REDBACK UNDERSTANDS AND AGREES THAT IT SHALL HAVE FULL AND EXCLUSIVE LIABILITY WITH RESPECT TO ANY PRODUCT, WHETHER FOR PRODUCT DESIGN LIABILITY, PRODUCT LIABILITY, DAMAGE TO PERSON OR PROPERTY AND/OR INFRINGEMENT OR MISAPPROPRIATION OF THIRD PARTY RIGHTS. NO ORAL OR WRITTEN STATEMENT OR REPRESENTATION BY JABIL, ITS AGENTS OR EMPLOYEES SHALL CONSTITUTE OR CREATE A WARRANTY OR EXPAND THE SCOPE OF ANY WARRANTY HEREUNDER.

     JABIL'S WARRANTY SHALL NOT APPLY TO ANY PRODUCT JABIL DETERMINES TO HAVE BEEN SUBJECTED TO TESTING FOR OTHER THAN SPECIFIED ELECTRICAL CHARACTERISTICS OR TO OPERATING AND/OR ENVIRONMENTAL CONDITIONS IN EXCESS OF THE MAXIMUM VALUES ESTABLISHED IN APPLICABLE SPECIFICATIONS, OR TO HAVE BEEN THE SUBJECT OF MISHANDLING, ACCIDENT, MISUSE, NEGLECT, IMPROPER TESTING, IMPROPER OR UNAUTHORIZED REPAIR

     ALTERATION, DAMAGE, ASSEMBLY, PROCESSING OR ANY OTHER INAPPROPRIATE OR UNAUTHORIZED ACTION OR INACTION THAT ALTERS PHYSICAL OR ELECTRICAL PROPERTIES. THIS WARRANTY SHALL NOT APPLY TO ANY DEFECT IN THE PRODUCT ARISING FROM ANY DRAWING, DESIGN, SPECIFICATION, PROCESS, TESTING OR OTHER PROCEDURE, ADJUSTMENT OR MODIFICATION SUPPLIED AND/OR APPROVED BY REDBACK.

     EXCEPT WITH REGARD TO ANY INDEMNITIES SET FORTH HEREIN, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON OR ENTITY UNDER ANY CONTRACT, TORT, STRICT LIABILITY, NEGLIGENCE, OR OTHER LEGAL OR EQUITABLE CLAIM OR THEORY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOODWILL OR BUSINESS PROFITS, LOST REVENUE, WORK STOPPAGE, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, OR FOR ANY AND ALL OTHER DAMAGES, LOSS, OR EXEMPLARY OR PUNITIVE DAMAGES WHETHER SUCH PARTY WAS INFORMED OR WAS AWARE OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE. THE FOREGOING SHALL NOT EXCLUDE OR LIMIT EITHER PARTY'S LIABILITY FOR DEATH OR PERSONAL INJURY RESULTING FROM ITS NEGLIGENCE TO THE EXTENT THAT SUCH LIABILITY CANNOT BY LAW BE LIMITED OR EXCLUDED.

 7.  Jabil Existing Intellectual Property. Jabil shall retain all right,
     ------------------------------------
     title and ownership to any "Jabil Existing Intellectual Property" that is incorporated into any Product that is prepared as part of the Manufacturing Services or as part of any other work provided pursuant to this Letter Agreement or any other related agreement executed by the Parties. As used herein, the term "Jabil Existing Intellectual Property" means any discoveries, inventions, technical information, procedures, manufacturing or other processes, software, firmware, technology, know-how or other intellectual property rights owned, developed or obtained by Jabil outside of this Letter Agreement or known by Jabil prior to the execution of this Letter Agreement that are used by Jabil in creating, or are embodied within, any Product, the Manufacturing Services or other work performed under this Letter Agreement.

     Upon full payment of all monies due and owing under this Letter Agreement and all other monies due and owing to Jabil pursuant to any other related agreement executed by the Parties, Jabil will grant to Redback a worldwide wide, non-exclusive, fully paid-up, royalty free right and license to use, sell, and distribute the Jabil Existing Intellectual Property only insofar as is required for Redback to use, sell or distribute the Product provided as part of the Manufacturing Services performed by Jabil pursuant to this Letter Agreement.


8.   Jabil Created Intellectual Property. Jabil shall retain all right, title
     -----------------------------------
     and ownership to any "Jabil Created Intellectual Property" that is incorporated into any Product that is prepared as part of the Manufacturing Services or into any other work provided pursuant to this Letter Agreement or any other related agreement executed by the Parties. As used herein, the term "Jabil Created Intellectual Property" means any discoveries, inventions, technical information, procedures, manufacturing or other processes, software, firmware, technology, know-how or other intellectual property rights created, developed or reduced to practice by or for Jabil in (a) preparing any Product provided pursuant to this Letter Agreement, or
     (b) which is otherwise embodied within the Manufacturing Services or any other work provided pursuant to this Letter Agreement.

     Upon full payment of all monies due and owing under this Letter Agreement and all other monies due and owing to Jabil pursuant to any other related agreement executed by the Parties, Jabil will assign to Redback all right, title and interest in and to the Jabil Created Intellectual Property. Redback hereby grants to Jabil a worldwide, non-exclusive, fully paid-up, royalty-free right and license in and to the Product and the Jabil Created Intellectual Property.

     Jabil Created Intellectual Property and Jabil Existing Intellectual property shall hereinafter be referred to collectively as "Jabil Intellectual Property".

 9.  Manufacturing Rights. In consideration of the transfer by Jabil of the
     --------------------
     rights to the Jabil Intellectual Property, Redback grants Jabil exclusive manufacturing rights for one hundred percent (100%) of Redback's products which contain any Jabil Intellectual Property and/or any Redback product containing a "derivative" of the Jabil Intellectual Property. For the purposes of this Letter Agreement, a derivative is defined as "a design that is based in full or in part on the Jabil Intellectual Property". These manufacturing rights shall remain exclusive for the life of any Redback product unless the Parties mutually agree that the term of manufacturing exclusivity shall be for a shorter period as specifically set forth in


                                         Manufacturing Services Letter Agreement
     any other related agreement executed by the Parties. In the event that manufacturing is subsequently transferred to a third party, Redback and Jabil shall mutually agree upon the terms and conditions of, and shall use commercially reasonable efforts to facilitate, such transfer. In such event, Redback shall, at a minimum, be liable for all monies due Jabil as set forth herein and any other monies due Jabil as set forth in any other related agreement executed by the Parties.

10.  Redback Warranty and Indemnification. Jabil shall not be responsible to
     ------------------------------------
     conduct nor shall Redback hold Jabil liable for failure to conduct any patent, trademark and copyright searches necessary to identify and evaluate any potential infringement claims with respect to the Product. Redback agrees to indemnify, defend and hold Jabil and its, directors, employees, subsidiaries, affiliates, successors and assigns harmless from and against all claims, damages, losses, costs and expenses, including attorneys' fees, arising from any third party claims asserted against Jabil and its employees, subsidiaries, affiliates, successors and assigns that are based in part or in whole on any of the following: (a) Specifications, Redback proprietary information and technology, any Product, or intellectual property, information, technology and processes supplied and/or approved by Redback or otherwise required by Redback of Jabil; and (b) that any item in subsection (a) infringes or violates any patent, copyright or other intellectual property right of a third party, and (c) design or product liability alleging that any item in subsection (a) has caused or will in the future cause damages of any kind. Jabil may employ counsel, at its own expense to assist Jabil with respect to any such claims, provided that if such counsel is necessary because of a conflict of interest with Redback or its counsel or because Redback does not assume control of the defense of a claim for which Redback is obligated to indemnify Jabil hereunder, Redback shall bear such expense. Redback shall not enter into any settle that affects Jabil's rights or interest without Jabil's prior written approval, which shall not be unreasonably withheld. Jabil will provide such assistance and cooperation as is reasonably requested by Redback or its counsel in connection with such indemnified claims.

11.  Confidentiality Obligations. In order to protect both Parties' proprietary
     ---------------------------
     information, intellectual property and technology ("Confidential Information") the Parties agree that each Party shall use the same degree of care, but no less than a reasonable degree of care, as such Party uses with respect to its own similar information to protect the Confidential Information of the other Party and to prevent any use of Confidential Information other than for the purposes of this Letter Agreement. This
     Section 11 imposes no obligation upon a Party with respect to Confidential Information which (a) was known to such Party before receipt from the disclosing Party; (b) is or becomes publicly available through no fault of the receiving Party; (c) is rightfully received by the receiving Party from a third party without a duty of confidentiality; (d) is disclosed by the disclosing Party to a third party without imposing a duty of confidentiality on the third party; (e) is independently developed by the receiving Party without a breach of this Letter Agreement; or (f) is disclosed by the receiving Party with the disclosing Party's prior written approval. If a Party is required by a government body or court of law to disclose Confidential Information, then such Party agrees to give the other Party reasonable advance notice so that the other Party may seek a protective order or otherwise contest the disclosure.

12.  Term. The term of this Letter Agreement shall begin on the Effective Date
     ----
     and shall end upon final payment to Jabil of all monies due to Jabil under this Letter Agreement. Notwithstanding the foregoing 2, 4, 5, 6, 7, 8, 9, 10, 11, 12, 16, and 17 herein shall survive the expiration or termination of this Letter Agreement.

13.  Force Majeure. Neither Party will be liable for any delay in performing or
     -------------
     for failing to perform its obligations under this Letter Agreement (other than the payment of money) resulting from any cause beyond its reasonable control including, without limitation, acts of God; blackouts; power failures; inclement weather; fire; explosions; floods; hurricanes; tornadoes; earthquakes; epidemics; strikes; work stoppages; labor, component or material shortages; slow-downs; industrial disputes, sabotage; accidents; destruction of production facilties; riots or civil disturbances; acts of government or governmental agencies, including changes in law or regulations that materially and adversely impact the Party; provided that the Party affected by such event promptly notifies (and in no event more than ten (10) business days of discovery of the event) the other Party of the event. If the delays caused by the force majeure conditions are not cured within sixty (60) days of the force majeure event, then either Party may immediately terminate this Letter Agreement. Termination of this Letter Agreement pursuant to this Section 13 shall not affect Redback's obligation to pay Jabil, as set forth herein.

14.  Partial Invalidity. Whenever possible, each provision of this Letter
     ------------------
     Agreement shall be interpreted in such a way as to be effective and valid under applicable law. If a provision is prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Letter Agreement.

                                         Manufacturing Services Letter Agreement

JBL993

                              JABIL CIRCUIT, INC.
   30 Great Oaks Boulevard, San Jose, California 95119 / Phone (408) 361-3200
                                 www.jabil.com

15.  Notices. All notices, demands and other communications made hereunder shall
     -------
     be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid), by facsimile or EDI (with telephone confirmation) addressed to the respective Parties at the following addresses:

Notice to Jabil:        Jabil Circuit, Inc.
---------------         30 Great Oaks Boulevard
                        San Jose, CA  95119
                        Facsimile: (408) 361-3300
                        Attn:  Ed Hendricks

with a copy to:         Jabil Circuit, Inc.
--------------          10560 9th Street North
                        St. Petersburg, FL  33716
                        Facsimile: (727) 803-3352
                        Attn:  General Counsel

Notice to Redback:      Redback Networks, Inc.
-----------------       ----------------------
                        1195 Borregas Avenue
                        --------------------
                        Sunnyvale, CA  94089
                        --------------------
                        Facsimile: (408) 541-0339
                        -------------------------
                        Attn:  Marty Di Pietro
                               ---------------

with a copy to:         --------------------------------
--------------          --------------------------------
                        --------------------------------
                        --------------------------------
                        Attn:---------------------------

16.  Dispute Resolution. Any disputes arising under this Letter Agreement shall
     ------------------
     be resolved by binding arbitration conducted the county of Santa Clara, California according to the procedures set forth in the American Arbitration Code.

                                        Manufacturing Services Letter Agreement

17.  Governing Law and Jurisdiction. This Letter Agreement and the
     ------------------------------
     interpretation of its terms shall be governed by the laws of the State of California, without application of conflicts of law principles. The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Letter Agreement. The Parties hereby agree that the United States District Court for the Northern District of California or the California State courts serving the county of Santa Clara shall have exclusive jurisdiction over any litigation arising hereunder.

Please indicate your acceptance of the terms and conditions set forth herein by executing both copies of this Letter Agreement enclosed and returning to me a fully executed original.

                                        Very truly yours,


                                        /s/ Ed Hendricks


                                        Ed Hendricks
                                        Business Unit Manager
                                        Jabil Circuit, Inc.

ACCEPTED AND AGREED:



/s/ Marty Di Pietro
-------------------------------
Redback

By:      Marty Di Pietro

Title:   Director of Operations

Date:    9/14/00

                                        Manufacturing Services Letter Agreement

                                   SCHEDULE 1

                   TO MANUFACTURING SERVICES LETTER AGREEMENT

                           BETWEEN JABIL AND REDBACK

                               STATEMENT OF WORK




.. Product description:



.. Specifications:



.. NRE Costs:



.. Components and materials requirements:



.. Test Procedures:



.. Packaging and Shipping Specifications:



.. Suppliers Designated by Redback:



                                        Manufacturing Services Letter Agreement

                                   SCHEDULE 2

                   TO MANUFACTURING SERVICES LETTER AGREEMENT

                           BETWEEN JABIL AND REDBACK


       Rescheduled Delivery, Cancellation of Orders and Letter Agreement
       -----------------------------------------------------------------
                         Termination/Expiration Charges
                         ------------------------------

     Redback may request Jabil to reschedule the delivery date for Product(s) and cancel pending orders in accordance with this schedule. The charges to Redback for deferring or accelerating delivery of an order (rescheduled), cancellation of an order or termination or expiration of this Letter Agreement for any reason are outlined below;


Days Prior to                Reschedule                                          Cancellation/Termination/Expiration
-------------                ----------                                          -----------------------------------
Delivery Date                Terms                                               LiabilIty
-------------                -----                                               --------
0-30 Days                    Redback may not reschedule an order within          Redback may not cancel an order to be delivered
                             30 days of the delivery date without payment        within 30 days of the applicable delivery date
                             in full for the order.                              without payment to Jabil in full for the order.

31-60 Days from original     Redback may reschedule the delivery of up to        Redback will be charged 2.0% of Jabil's incurred
delivery date                40% of an order without additional liability        cost plus applicable margin for any order
                             provided that such rescheduled order is             cancelled more than 30 and up to 60 days from the
                             rescheduled to be delivered within 30 days of       applicable delivery date.
                             the original delivery date.

61-90 days from original     Redback may reschedule delivery of up to            Redback will be charged 2.0% of Jabil's incurred
delivery date                60% of an order without additional liability        cost plus applicable margin for any order
                             provided that such rescheduled order is             cancelled more than 60 and up to 90 days from the
                             rescheduled to be delivered within 90 days of       applicable delivery date.
                             the original delivery date.

90 days and beyond from      Redback may reschedule 100% of an order             Redback will be charged 2.0% of Jabil's incurred
original delivery date       without additional liability provided that such     cost plus applicable margin for any order
                             rescheduled order is rescheduled to be              cancelled more than 90 days prior to the
                             delivered within 180 days of the original           applicable delivery date.
                             delivery date.



     Redback shall be responsible for all costs of all inventory resulting from a reschedule, cancellation, termination or expiration. Where applicable, carry costs will be billed on a monthly basis and based on the prime rate as announced in The Wall Street Journal as of the date of reschedule (the
                     -----------------------
     prime rate shall be adjusted on the first business day of each calendar month thereafter for as long as the rescheduled order is maintained in inventory) plus two percent (2%) per annum and shall be applied to the inventory applicable to the rescheduled or cancelled order. Reschedules in excess of the maximum deferred quantity or period (set forth above) will be considered cancellations and subject to applicable cancellation charges. Reschedules and cancellations may result in revised product pricing. In addition to the costs set forth above, Redback shall also be liable for the applicable depreciation (determined in accordance with U.S. generally accepted accounting principles) for the period of time any piece of equipment is idle as a result of the reschedule, cancellation, termination or expiration for up to six months from the date of cancellation, termination or expiration.


JBL993                                   Manufacturing Services Letter Agreement

                              JABIL CIRCUIT, INC.
   30 Great Oaks Boulevard, San Jose, California 95119 / Phone (408) 361-3200
                                 www.jabil.com